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                                                                     Exhibit 2.1


                              ASSIGNMENT AGREEMENT


         THIS ASSIGNMENT AGREEMENT ("Agreement") is made as of this 31st day of December, 1998, by and between Vornado CESCR L.L.C., a Delaware limited liability company ("Assignor"), and Vornado Operating L.P., a Delaware limited partnership ("Assignee").


                                   WITNESSETH:

         In consideration of TEN DOLLARS and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants and agreements set forth herein, the parties hereto do hereby agree as follows:

1.       Assignment.

                  Assignment of Partnership Interests. Subject to and in accordance with the terms and conditions stated herein, Assignor hereby sells, transfers, assigns and conveys (without any representations or warranties except as expressly set forth herein) to Assignee and Assignee hereby accepts all of Assignor's right, title and interest in and to THREE HUNDRED EIGHTY THOUSAND (380,000) Class C Units of Charles E. Smith Commercial Realty L.P., a Delaware limited partnership ("CESCR") (the "Partnership Interests"). In furtherance of the foregoing, (i) the Assignor hereby assigns, transfers and conveys to the Assignee the power to sell, transfer or otherwise dispose of the Partnership Interests, and the Assignor hereby agrees to sell, transfer or otherwise dispose of the Partnership Interests as may be directed by the Assignee (subject to any limitations thereon that may be imposed by the applicable partnership agreement of CESCR (the "CESCR Partnership Agreement") or any other applicable agreement, law, regulation, rule, judgment, order or decree), (ii) the Assignor hereby agrees to vote interests in CESCR held by it in such a way as to give effect to the direction by the Assignee of its desire to have the Partnership Interests voted in a specified manner on any matter submitted to the vote of the limited partners of CESCR, and (iii) the Assignor hereby assigns, transfers and conveys (and agrees to pay over to the Assignee to the extent received by the Assignor) all economic attributes of the Partnership Interests relating to the period of the ownership by the Assignee of the Partnership Interests,





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including, without limitation, the right to receive distributions from CESCR and any proceeds from the sale, transfer or other disposition of the Partnership Interests accruing during the period of the ownership by the Assignee of the Partnership Interests, the right to share in the allocations of income and losses of CESCR in respect of the Partnership Interests accruing during the period of the ownership by the Assignee of the Partnership Interests, and the right to exercise, or cause the exercise, of any applicable redemption rights in respect of the Partnership Interests under the CESCR Partnership Agreement during the period of the ownership by the Assignee of the Partnership Interests (it being understood and agreed that the Assignee will pay over to the Assignor any such distributions received by the Assignee in respect of the period of ownership by the Assignor of the Partnership Interests and that the Assignor will be entitled to such allocations and such rights during the period of the ownership of the Partnership Interests by the Assignor). Notwithstanding the foregoing, each of the Assignor and the Assignee agrees that (i) in the event that the Assignor shall be deemed for any purpose to be the owner of the Partnership Interests during the period of the ownership of the Partnership Interests by the Assignee, the Assignor shall be deemed to be such an owner during such period solely as a nominee for the Assignee; (ii) the Assignor and the Assignee will notify CESCR of the assignment and transfer of the Partnership Interests contemplated by this Agreement; (iii) no request will be made to have the Assignee admitted as a Substitute Limited Partner (as defined in the CESCR Partnership Agreement) of CESCR until the expiration of the right (without the exercise thereof) of the Assignee to cause the Assignor to purchase the Partnership Interests under the terms of the Put Agreement, dated as of December 31, 1998, between the Assignee and Vornado Realty Trust; and (iv) upon the expiration of such right (without the exercise thereof) the Assignor will request to have the Assignee or its assignee or transferee admitted as a Substitute Limited Partner of CESCR.


2.       Consideration.

                  The total consideration from Assignee in respect of the assignment of the Partnership Interests is the sum of TWELVE MILLION, NINE HUNDRED TWENTY THOUSAND AND NO/100 DOLLARS ($12,920,000) (the "Acquisition Consideration"). The Acquisition Consideration shall be paid in cash by wire transfer of funds to an account designated by the Assignor. No additional consideration will be paid by the Assignee in




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respect of any accrued distributions in respect of the Partnership Interests;
provided, however, that the Assignor will retain or receive, as applicable, (and the Assignee will pay over to the Assignor if received by the Assignee) all distributions in respect of the Partnership Interests for the period of the ownership by the Assignor of the Partnership Interests, and the Assignee will receive or retain, as applicable, (and the Assignor will pay over to the Assignee if received by the Assignor) all distributions in respect of the Partnership Interests for the period of the ownership by the Assignee of the Partnership Interests.


3.       Representations, Warranties and Indemnities of the Assignee.

             The Assignee represents and warrants to the Assignor, as of the date of this Agreement and as of the Closing, that:

         (a) The Assignee is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited partnership power and authority to own and operate its properties and assets and to carry on its business as presently conducted.

         (b) The Assignee has requisite limited partnership power and authority and has taken all limited partnership action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement is a valid and binding agreement of the Assignee enforceable against the Assignee in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (c) No notices, reports or other filings are required to be made by the Assignee with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Assignee from, any governmental or regulatory authority, agency, commission, court, body or other governmental entity ("Governmental Entity") or any other third party, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a material adverse effect on the Assignor or prevent, materially delay or materially impair the ability



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of the Assignee to consummate the transactions contemplated by this Agreement.

         (d) The execution, delivery and performance of this Agreement by the Assignee and the consummation by the Assignee of the transactions contemplated hereby will not constitute or result in (A) a breach or violation of, or a default under, the certificate of limited partnership or agreement of limited partnership of the Assignee, or (B) a breach or violation of, or a default or the loss of any material benefit under, or the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Assignee (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, license, arrangement or other obligation binding on the Assignee, except for any breach, violation, default, loss of benefits, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a material adverse effect on the Assignor or prevent, materially delay or materially impair the ability of the Assignee to consummate the transactions contemplated by this Agreement.

         (e) Assignee hereby agrees to indemnify and hold harmless the Assignor from any and all claims, liabilities, damages, fees and expenses (including attorney's fees and expenses of counsel selected by Assignor) and any and all taxes (collectively, "Losses") incurred, assessed or asserted against the Assignor in connection with the performance of this Agreement by the Assignor in accordance with the instructions of the Assignee as provided herein; provided, however, that the Assignee shall not be required to indemnify the Assignor under this Agreement in respect of Losses incurred, assessed or asserted against the Assignor as a result of the wilful breach of this Agreement by the Assignor.


4.       Representations, Warranties and Indemnities of the Assignor.

             The Assignor represents and warrants to the Assignee, as of the date of this Agreement and as of the Closing, that:

         (a) The Assignor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own and operate its



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properties and assets and to carry on its business as presently conducted.

         (b) The Assignor has requisite limited liability company power and authority and has taken all limited liability company action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement is a valid and binding agreement of the Assignor enforceable against the Assignor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (c) No notices, reports or other filings are required to be made by the Assignor with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Assignor from, any Governmental Entity or any other third party, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a material adverse effect on the Assignee or prevent, materially delay or materially impair the ability of the Assignor to consummate the transactions contemplated by this Agreement.

         (d) The execution, delivery and performance of this Agreement by the Assignor, and the consummation by the Assignor of the transactions contemplated hereby will not constitute or result in (A) a breach or violation of, or a default under, the limited liability company agreement or certificate of formation of the Assignor, or (B) a breach or violation of, or a default or the loss of any material benefit under, or the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Assignor (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, license, arrangement or other obligation binding on the Assignor, except for any breach, violation, default, loss of benefits, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a material adverse effect on the Assignee or prevent, materially delay or materially impair the ability of the Assignor to consummate the transactions contemplated by this Agreement.

         (e) The Assignor has good title to the Partnership Interests being assigned free of any liens or encumbrances.




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         (f) Assignor hereby agrees to indemnify and hold harmless the Assignee from any and all Losses incurred, assessed or asserted against the Assignee resulting from the willful breach by the Assignor of this Agreement.


5.       Miscellaneous.

         5.1. Notices. Any notice, request, demand, instruction or other communication to be given to either party hereunder (except those required to be delivered at Closing) shall be in writing, and shall be deemed to be delivered upon the earlier to occur of (i) actual receipt if delivered by hand or by commercial courier to the address indicated or (ii) the third (3rd) Business Day after deposit in registered or certified United States Postal Service mail, return receipt requested, postage prepaid, addressed as follows:



                                 IF TO ASSIGNOR:

                           Vornado CESCR L.L.C.
                           c/o Vornado Realty Trust
                           Park 80 West, Plaza II
                           Saddle Brook, New Jersey 07663
                           Attention: Joseph Macnow


                                 IF TO ASSIGNEE:

                           Vornado Operating L.P.
                           Park 80 West, Plaza II
                           Saddle Brook, New Jersey 07663
                           Attention: Irwin Goldberg


                                   COPIES TO:

                           Sullivan & Cromwell
                           125 Broad Street
                           New York, New York 10004
                           Attention: Joseph C. Shenker, Esq

         The addresses and addressees for the purpose of this Paragraph may be changed by either party by giving written notice of such change to the other party in the manner provided herein.



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         5.2. Severability. If any provision hereof shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions, or parts thereof, shall not in any way be affected or impaired thereby.

         5.3. Counterparts. This Agreement may be executed in any number of identical counterparts, all of which shall together constitute one and the same instrument.

         5.4. Entire Agreement and Modification. This Agreement constitutes the entire agreement between Assignor and Assignee with respect to the subject matter hereof and supersedes all prior agreements and understandings (if any) relating to the subject matter hereof. This Agreement cannot be amended, modified or altered, or any provision waived, except by an agreement in writing executed by both the Assignor and the Assignee.

         5.5. Binding Effect. This Agreement shall be binding upon the parties and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective assigns.

         5.6. No Third Part Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

         5.7. Headings. Paragraph headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

         5.8. Governing Law. THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT.




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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                    ASSIGNOR:


                                    VORNADO CESCR L.L.C.


                                    By: /s/ Irwin Goldberg
                                       ----------------------------
                                       Name:
                                       Title:


                                    ASSIGNEE:

                                    VORNADO OPERATING L.P.

                                    By:  Vornado Operating Company,
                                            General Partner


                                    By: /s/ Irwin Goldberg
                                       ----------------------------
                                       Name: Irwin Goldberg
                                       Title: Vice President - Chief
                                    Financial Officer




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